Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Smith & Wesson Holding Corporation on Forms S-8 (Nos. 333-87748, 333-87750, 333-128804, 333-180057, 333-193001 and 333-193003) and S-3 (Nos. 333-130634 and 333-141231) of our report dated February 23, 2015, on our audit of the consolidated financial statements of Battenfeld Acquisition Company Inc. as of and for the year ended December 31, 2013, which report is included in Amendment No. 1 to Current Report on Form 8-K.

/s/ BKD, LLP

Indianapolis, Indiana

February 26, 2015